News Release 211

Jul 13, 2017

Liberty Star Uranium & Metals Corp.

LBSR: OTCBB

http://www.libertystaruranium.com/

FOR IMMEDIATE RELEASE

Liberty Star Announces Resignation of Board Member

TUCSON, AZ–(July 13, 2017)–Liberty Star Uranium & Metals Corp. (“Liberty Star” or the “Company”) (OTCBB: LBSR) (OTCPK: LBSR) announces that Gary Musil has resigned as a member of the Board of Directors and Board Secretary effective July 21, 2017. In a letter to the Liberty Star Board of Directors dated July 10th, Mr. Musil stated the reason for the resignation is for personal reasons and expressed no disagreement with the company, its personnel, management, nor board of directors. The Company has flexibility in the required number of board members, and there is no urgency for a replacement.

“The Board is appreciative of Gary’s input over the past fourteen years. He was with us at the start and knew the ins and outs of growing a fledgling enterprise,” said James A. Briscoe, the Chairman of the Board, CEO and Chief Geologist of Liberty Star. “We understand and support his decision to step down. He’s made clear his objective to decrease the number of his responsibilities for a number of years, and we appreciate him staying on for as long as he has. We wish him all the best going forward.”

“James A. Briscoe” James A. Briscoe, Professional Geologist, AZ CA

CEO/Chief Geologist

Liberty Star Uranium & Metals Corp.

Liberty Star Uranium & Metals Corp. (LBSR: OTCBB) (LBSR: OTCPK) is an Arizona-based mineral exploration company engaged in the acquisition, exploration, and development of mineral properties in Arizona and the southwest USA. Currently the company controls properties which are located over what management considers some of North America’s richest mineralized regions for copper, gold, silver, molybdenum (moly), and uranium. Liberty Star’s premiere property is the porphyry copper-gold-moly Hay Mountain Project in southeast Arizona. http://www.libertystaruranium.com/

RISK FACTORS FOR OUR COMPANY ARE SET OUT IN OUR 10-K AND OTHER PERIODIC FILINGS FILED WITH THE SEC ON EDGAR.

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Liberty Star Uranium & Metals Corp.

Tracy Myers

Investor Relations

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info@libertystaruranium.com